As filed with the Securities and Exchange Commission on November 14, 2019

Registration No. 333-230982

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0533350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Victoria Place, 5th Floor

31 Victoria Street

Hamilton, Bermuda, HM 10

(441) 294-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GENPACT LUXEMBOURG S.À R.L.

(Exact name of registrant as specified in its charter)

Luxembourg	98-0550714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12F, Rue Guillaume Kroll

L-1882 Luxembourg

+352 26 987 686

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Heather White

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

(646) 624-5913

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Genpact Limited
Guarantees of Debt Securities (2)
Genpact Luxembourg S.à r.l.
Debt Securities

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)

No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-230982) (the “Registration Statement”) of Genpact Limited, is being filed for the purposes of: (i) adding Genpact Luxembourg S.à r.l., an indirect wholly-owned subsidiary of Genpact Limited, as a co-registrant under the Registration Statement and registering an indeterminate amount of debt securities (the “debt securities”) of Genpact Luxembourg S.à r.l. as an additional class of securities that may be offered pursuant to the Registration Statement, (ii) registering guarantees (the “guarantees” and, together with the debt securities, the “securities”) by Genpact Limited of the debt securities as an additional class of securities that may be offered pursuant to the Registration Statement, (iii) filing a prospectus relating to the securities and (iv) filing additional exhibits to the Registration Statement. This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission (the “SEC”).

PROSPECTUS

Genpact Limited

Guarantees of Debt Securities

Genpact Luxembourg S.à r.l.

Debt Securities

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares trade on The New York Stock Exchange under the symbol “G.”

Investing in these securities involves risk. See “Risk Factors” on page 7 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” appearing below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise stated or the context otherwise indicates, references in this prospectus to “Genpact,” “we,” “our,” “us” and “the Company” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Genpact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 1, 2019;

•

Genpact’s Quarterly Reports for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, as filed with the SEC on May  10, 2019, August 9, 2019 and November 8, 2019, respectively; and

•	Genpact’s Current Reports on Form 8-K, as filed with the SEC on January 22, 2019, February 14, 2019, May 14, 2019, May 23, 2019, August 15, 2019 and November 12, 2019.

You may request a copy of these filings, which we will deliver to you at no cost, by writing or calling us at the following address and telephone number:

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Attn: Investor Relations

Telephone: (646) 624-5913

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of this prospectus and any accompanying prospectus supplement entitled “Risk Factors,” as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in our market;

•

political, economic or business conditions in countries where we have operations or where our clients operate, including the uncertainty related to the proposed withdrawal of the United Kingdom from the European Union, commonly known as Brexit, and heightened economic and political uncertainty within and among other European Union member states;

•	expected spending on business process outsourcing and information technology services by clients;

•	foreign currency exchange rates;

•	our ability to convert bookings to revenue;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	our ability to develop and successfully execute our business strategies;

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•

our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of recently adopted tax legislation in the United States, and our ability to effectively execute our tax planning strategies;

•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;

•	our dependence on revenues derived from clients in the United States and Europe and clients that operate in certain industries, such as the financial services industry;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to maintain pricing and asset utilization rates;

•	our ability to hire and retain enough qualified employees to support our operations;

•	increases in wages in locations in which we have operations;

•	our ability to service our defined contribution and benefit plan payment obligations;

•	clarification as to the possible retrospective application of a judicial pronouncement in India regarding our defined contribution and benefit plan payment obligations;

•	our relative dependence on the General Electric Company (“GE”) and our ability to maintain our relationships with divested GE businesses;

•	financing terms, including, but not limited to, changes in the London Interbank Offered rate, or LIBOR, including the pending global phase-out of LIBOR, and changes to our credit ratings;

•

our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	restrictions on visas for our employees traveling to North America and Europe;

•

fluctuations in currency exchange rates between the currencies in which we transact business, primarily the U.S. dollar, Australian dollar, Chinese renminbi, Euro, Indian rupee, Japanese yen, Mexican peso, Philippine peso, Polish zloty, Romanian leu, Hungarian Forint and U.K. pound sterling;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships on attractive terms;

•	legislation in the United States or elsewhere that adversely affects the performance of business process outsourcing and information technology services offshore;

•	increasing competition in our industry;

•	telecommunications or technology disruptions or breaches, cyberattacks or natural or other disasters;

•	our ability to protect our intellectual property and the intellectual property of others;

•	deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings and acquisitions; and

•	unionization of any of our employees.

Although we believe the expectations reflected in the forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. You are advised, however, to consult any further disclosures we make on related subjects in our Forms 10-K, 10-Q and 8-K reports to the SEC. See “Where You Can Find More Information” and “Incorporation By Reference.”

ABOUT GENPACT LIMITED

Genpact is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Fortune Global 500 companies. We have more than 93,000 employees serving clients in key industry verticals from more than 30 countries.

Genpact Limited is a Bermuda exempted company. Its registered office is located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton, Bermuda, HM 10 and its telephone number at that address is (441) 294-8000. The administrative and principal office of its affiliate, Genpact LLC, in the United States is located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.

ABOUT GENPACT LUXEMBOURG S.À R.L.

Genpact Luxembourg S.à r.l. is an indirect, wholly-owned subsidiary of Genpact Limited. It is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg trade and company register under number B131.149. Its registered office is located at 12F, Rue Guillaume Kroll, L-1882 Luxembourg.

RISK FACTORS

Investing in the securities described in this prospectus involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in such securities described in our Annual Report on Form 10-K for the year ended December 31, 2018 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors,” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we may offer may contain a discussion of additional risks applicable to an investment in the securities described in this prospectus and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities will be direct unsecured obligations of Genpact Luxembourg S.à r.l. and will be senior debt securities. The debt securities will be issued under the indenture filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be subject to and governed by the Trust Indenture Act of 1939.

Genpact Luxembourg S.à r.l. may issue the debt securities in one or more series. Specific terms of each series of debt securities will be contained in a supplemental indenture. The specific terms will be described in a prospectus supplement.

The debt securities will be fully and unconditionally guaranteed by Genpact Limited, as the guarantor.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, or any trustee, or any other agent of ours or of any trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can provide no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the securities offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Luxembourg law will be passed upon for us by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), our Luxembourg counsel, and (iii) Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, our Bermuda counsel.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2017 and 2018, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that Genpact Limited acquired Barkawi Management Consultants GmbH & Co. KG and certain related entities, and Commonwealth Informatics Inc., and management excluded from its assessment of the effectiveness of Genpact Limited’s internal control over financial reporting as of December 31, 2018, Barkawi Management Consultants GmbH & Co. KG and certain related entities and Commonwealth Informatics Inc.’s internal control over financial reporting associated with total assets of $132,908 thousands (of which $107,351 thousands represent goodwill and intangible assets included within the scope of the assessment) and total revenues of $22,207 thousands included in the consolidated financial statements of Genpact Limited as of and for the year ended December 31, 2018. KPMG’s audit of the internal control over financial reporting of Genpact Limited also excluded an evaluation of the internal control over financial reporting of Barkawi Management Consultants GmbH & Co. KG and certain related entities and Commonwealth Informatics Inc.

Genpact Limited

Guarantees of Debt Securities

Genpact Luxembourg S.à r.l.

Debt Securities

PROSPECTUS

November 14, 2019

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC’s registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee		$(1)
Printing and engraving		(2)
Accounting services		(2)
Legal fees of registrants’ counsel		(2)
Trustee’s fees and expenses		(2)
Total	$

(1)	Deferred in reliance upon Rules 456(b) and 457(r).
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Luxembourg Registrant

Genpact Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and companies register under number B131.149.

The indemnification of managers of Luxembourg companies is not expressly regulated under Luxembourg law. The contractual relationship between a Luxembourg company and its managers is governed by the general rules of agency, and managers assume, by reason of their position, no personal liability in relation to any commitment validly made by them in the name of the Company, to the extent such commitment is in compliance with the articles of association of the company and the applicable provisions of Luxembourg law.

The Updated and Consolidated Articles of Association of Genpact Luxembourg S.à r.l. do not contain any indemnification provisions with respect to its managers.

The three managers of class B of Genpact Luxembourg S.à r.l. have each entered into an agency agreement with Genpact Limited pursuant to which Genpact Limited covenants that it will at all times indemnify and keep indemnified the relevant three managers of class B of Genpact Luxembourg S.à r.l. against all actions, suits, proceedings, claims demands, costs, charges and expenses whatsoever which may be made, taken or instituted against any of the three managers of class B or which may be incurred or become payable by any of the three managers of class B in connection with or arising out of any of the three managers of class B holding office of the Company or in connection with or arising out of any act or omission done or omitted to be done by any of the three managers of class B in its capacity as officer of Genpact Luxembourg S.à r.l., provided that this indemnity shall not extend to any actions, suits, proceedings, claims, demands, costs, and expenses whatsoever which may be made, taken or instituted against any of the three managers of class B or which may be incurred or become payable by any of the three managers of class B in respect of any negligence, willful misconduct, willful default or breach of agreement by any such manager of class B.

Bermuda Registrant

Genpact Limited is organized under the laws of Bermuda.

The bye-laws of Genpact Limited (the “Parent Guarantor”) provide for indemnification of the Parent Guarantor’s officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Parent Guarantor to the fullest extent authorized by the Companies Act 1981 of Bermuda, or the Companies Act.

The Companies Act provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may be guilty in relation to the company in question. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director or officer, indemnifying a director or officer against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Parent Guarantor has entered into indemnification agreements with its directors. These agreements, among other things, provide that the Parent Guarantor will indemnify, and advance expenses on behalf of, its directors to the fullest extent permitted by applicable law. The indemnification agreements also establish the procedures that will apply under the agreements in the event a director makes a claim for indemnification.

The directors and officers of the Parent Guarantor are covered by directors’ and officers’ insurance policies maintained by the Parent Guarantor.

Item 16.	Exhibits.

The exhibits to this Post-Effective Amendment No. 1 to the Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	Each undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Genpact Limited pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)

Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Genpact Limited’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1***	Form of Underwriting Agreement

3.1**	Memorandum of Association of Genpact Limited (incorporated by reference to Exhibit 3.1 to Amendment No. 2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-142875) filed with the SEC on July 16, 2007)

3.2**	Bye-laws of Genpact Limited (incorporated by reference to Exhibit 3.3 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-142875) filed with the SEC on August 1, 2007)

3.3*	Updated & Consolidated Articles of Association of Genpact Luxembourg S.à r.l. (incorporated by reference to Exhibit 3.1 to Genpact Luxembourg S.à r.l.’s and Genpact Limited’s Registration Statement on Form S-4 (File No. 333-225425) filed with the SEC on June 4, 2018)

4.1*	Base Indenture, dated as of March 27, 2017, by and among Genpact Luxembourg S.à r.l., Genpact Limited and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Genpact Limited’s Current Report on Form 8-K (File No. 001-33626) filed with the SEC on March 28, 2017)

4.2***	Form of Senior Note

5.1*	Opinion of Cravath, Swaine & Moore LLP

5.2*	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg)

5.3*	Opinion of Appleby (Bermuda) Limited

23.1*	Consent of KPMG, Independent Registered Public Accounting Firm

23.2*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.3*	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) (included in Exhibit 5.2)

23.4*	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.3)

24.1**	Powers of Attorney of Genpact Limited (included in the signature pages to the Registration Statement)

24.2*	Power of Attorney of Genpact Limited (included in the signature pages to this Post-Effective Amendment No. 1 to the Registration Statement)

24.3*	Powers of Attorney of Genpact Luxembourg S.à r.l. (included in the signature pages to this Post-Effective Amendment No. 1 to the Registration Statement)

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 by Wells Fargo Bank, National Association (Form T-1)

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment or by a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 14th day of November, 2019.

GENPACT LIMITED

By:	/s/ Heather White
Name: Heather White
Title: General Counsel and Corporate Secretary

Power of Attorney

I, the undersigned director of Genpact Limited, hereby constitute and appoint Heather White and Thomas Scholtes, and each of them singly, my true and lawful attorneys with full power to any of them, and to each of them singly, to sign for me and in my name in the capacity indicated below this Post-Effective Amendment No. 1 to the Registration Statement, any and all future amendments to said Registration Statement (including post-effective amendments) and generally to do all such things in my name and behalf in my capacity as director to enable Genpact Limited to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to the Registration Statement and any and all future amendments (including post-effective amendments) thereto.

Signature	Title	Date

/s/ Stacey Cartwright Stacey Cartwright	Director	November 14, 2019

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* N.V. Tyagarajan	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2019

* Edward J. Fitzpatrick	Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2019

* Robert Scott	Director	November 14, 2019

* Ajay Agrawal	Director	November 14, 2019

/s/ Stacey Cartwright Stacey Cartwright	Director	November 14, 2019

* Laura Conigliaro	Director	November 14, 2019

Signature	Title	Date

* David Humphrey	Director	November 14, 2019

* Carol Lindstrom	Director	November 14, 2019

* James Madden	Director	November 14, 2019

* CeCelia Morken	Director	November 14, 2019

* Mark Nunnelly	Director	November 14, 2019

* Mark Verdi	Director	November 14, 2019

*By: /s/ Heather White Heather White Attorney-in-Fact		November 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on this 14th day of November, 2019.

GENPACT LUXEMBOURG S.À R.L.

By:	/s/ Harald Charbon
Name: Harald Charbon
Title: Class B Manager

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, as amended, Genpact Luxembourg S.à r.l. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed by the following duly authorized representative in the United States:

GENPACT LUXEMBOURG S.À R.L.

By:	/s/ Lucinda Full
Name: Lucinda Full
Title: Class A Manager

Power of Attorney

We, the undersigned managers of Genpact Luxembourg S.à r.l. hereby severally constitute and appoint Heather White and Thomas Scholtes, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below this Post-Effective Amendment No. 1 to the Registration Statement, any and all future amendments to said Registration Statement (including post-effective amendments) and generally to do all such things in our name and behalf in our capacities as managers to enable Genpact Luxembourg S.à r.l. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to the Registration Statement and any and all future amendments (including post-effective amendments) thereto.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lucinda Full Lucinda Full	Class A Manager	November 14, 2019

/s/ Stacy Simpson Stacy Simpson	Class A Manager	November 14, 2019

/s/ Rodica Gandore Rodica Gandore	Class A Manager	November 14, 2019

/s/ Christian Heinen Christian Heinen	Class B Manager	November 14, 2019

Signature	Title	Date

/s/ Harald Charbon Harald Charbon	Class B Manager	November 14, 2019

/s/ Francesco Cavallini Francesco Cavallini	Class B Manager	November 14, 2019